Exhibit 10.18

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW (COLLECTIVELY THE “SECURITIES ACTS”), AND IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES ACTS.

TEXTURA CORPORATION

NOTE

$[•]

CHICAGO, ILLINOIS
January , 2013

FOR VALUE RECEIVED, Textura Corporation, a Delaware corporation having a place of business at 1405 Lake Cook Road, Deerfield, Illinois 60015 (the “Company”), hereby promises to pay to [•], having an address at [•] or its assigns (the “Holder”), an amount equal to $[•] (the “Principal”), together with interest on the unpaid Principal balance from time to time payable at the rate, times and manner set forth below.  This Note (this “Note”) is issued pursuant to a Securities Purchase Agreement dated [•], 2013 (the “Purchase Agreement”) between the Company and the Holder.  Unless sooner accelerated in accordance with Section 2(a) or prepaid pursuant to the terms hereof, the entire unpaid Principal will be payable in full on                     , 2016 (the “Maturity Date”).  The Company further promises to pay interest on the unpaid principal amount hereof outstanding from time to time at ten percent (10%) per annum.  Accrued interest on this Note shall be paid on [          ] and [              ] of each year, commencing July 21, 2013, and at maturity (and, if applicable, on demand after maturity) and shall be calculated based upon actual days elapsed in a year of 365 or, if applicable, 366 days.

Section 1.                                          Payments and Prepayments.

(a)                                 Payment of Principal and Interest.  Payment of the Principal and accrued interest on this Note shall be made in cash and in currency of the United States of America.

(b)                                 Optional Prepayment.  The Company may prepay this Note in whole or in part, without premium or penalty, upon at least five (5) days’ written notice to the Holder.  Any such prepayment shall include accrued and unpaid interest on the principal amount being prepaid.

(c)                                  Mandatory Prepayment.  The Company shall prepay this Note and all accrued and unpaid interest hereon on the business day immediately following the completion of a firm commitment underwritten public offering of the Company’s common stock in an amount in excess of $30,000,000.

(d)                                 Manner of Payment.  The Company make all payments hereunder by sending a check to the Holder’s above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.

(e)                                  Due Date Extension.  If the scheduled date for any payment hereunder is not a business day, the due date for such payment shall be extended to the immediately following business day.

Section 2.                                          Default.

(a)                                 Event of Default.  Each of the following events shall constitute an “Event of Default”:  (i) the Company’s failure to pay to the Holder any amount of Principal or interest when and as due under this Note; (ii) the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due; (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company; (iv) a Change of Control (as such term is defined in Section 2(b)) shall occur; or (v) the Company’s failure to comply with or to perform any covenant or agreement set forth herein or in the Warrant (as defined below).  Upon the occurrence of an Event of Default under subsections (ii) or (iii) of this Section 2(a), immediately and without notice, all unpaid Principal and accrued and unpaid interest on this Note shall become immediately due and payable.  Upon the occurrence of an Event of Default under subsections (i), (iv) or (v) of this Section 2(a), the Holder may at its option (by providing notice to the Company) declare all unpaid Principal and accrued and unpaid interest on this Note to be immediately due and payable.

(b)                                 Change of Control.  For purposes of this Note, “Change of Control” shall mean (i) the acquisition of outstanding capital stock of the Company by another entity or such entity’s affiliates by means of a merger or other transaction in which the holders of the Company’s capital stock immediately prior to such merger or other transaction fail to hold a majority of the outstanding capital stock of the Company immediately following such merger or other transaction or (ii) a sale, lease or license of all or substantially all of the assets of the Company including, without limitation, any exclusive license of all or substantially all of the Company’s intellectual property.

Section 3.                                          Unsecured Obligation.  This Note is a general unsecured obligation of the Company and will rank pari passu or senior to all other unsecured indebtedness of the Company.

Section 4.                                          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Note and to perform and observe the provisions of this Note to be performed and observed by it, (ii) this Note has been duly authorized, executed and delivered by it and constitutes and will constitute the valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and (iii) the person executing this

Note for and on behalf of the Company has been duly authorized to execute and deliver this Note for and on behalf of the Company.

Section 5.                                          Representations and Warranties of the Holder.

By the acceptance of this Note, the Holder hereby represents and warrants to the Company that:

(a)                                 The Holder is acquiring this Note for its own account for investment and not with a view to or for sale in connection with any distribution.

(b)                                 The Holder understands that this Note is issued without registration under the Securities Acts based on an exemption or exemptions provided thereunder.

(c)                                  The Holder understands that this Note may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Note is registered under all applicable Securities Acts or (ii) exemptions from such registration requirements are available.

(d)                                 The Holder has had an opportunity to ask questions concerning this investment and it has received all information it deems necessary for purposes of this investment.  The Holder has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in the Company.  The Holder is experienced in investigating the investment potential in closely-held companies and can afford to lose its entire investment.

(e)                                  The Holder represents that, as of the date of this Note, it is an “accredited investor” (as that term is defined in Regulation D promulgated under the Act).

(f)                                   The Holder understands that any successor holder will be required to provide to the Company the representations and warranties contained in this Section 5.

Section 6.                                          Warrant.  In consideration for the agreement of the Holder to loan funds to the Company hereunder, the Company will issue to the Holder a warrant substantially in the form of Exhibit B to the Purchase Agreement (the “Warrant”).  The Warrant shall be duly executed on behalf of the Company and registered in the name of the Holder.

Section 7.                                          Miscellaneous Provisions.

(a)                                 Modification and Waiver.  This Note and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(b)                                 Successors and Assigns.  This Note, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the Holder and their respective successors and assigns.  Without limiting the foregoing, any successor and assign of the Holder shall be subject to the terms of this Note and the Purchase Agreement, including the restrictions on transfer and the representations and warranties contained herein and therein.

(c)                                  Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered in accordance with the terms set forth in Section 7.4 (Notices) of the Purchase Agreement.

(d)                                 Remedies Cumulative.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available at law or in equity.

(e)                                  Payment of Collection, Enforcement and Other Costs.  If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization or receivership with respect to the Company or other proceedings affecting the rights of the Company’s creditors and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorneys fees and disbursements.

(f)                                   No Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(g)                                  Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(h)                                 Headings.  Section headings used in this Note are for convenience of reference only and are not a part of this Note for any other purpose.

(i)                                     Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date and year first above written.

TEXTURA CORPORATION

By:
Name:	Patrick Allin
Title:	Chief Executive Officer